Exhibit 10.8

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 1 day of December in the year 2006, between Greenwich-Debrosses Realty LLC party of the first part, hereinafter referred to as OWNER, and Intercept Pharmaceuticals, Inc. party of the second part, hereinafter referred to as TENANT.

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner 18 Debrosses Street, Ground Floor in the building known as 18 Debrosses Street, New York, New York in the Borough of Manhattan, City of New York, for the term of Seven (7) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of December in the year 2006, and to end on the 30th day of November in the year 2013, and both dates inclusive, at the annual rental rate of see rider R40 which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever,

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

2. Tenant shall use and occupy the demised premises for general office use and for no other purpose.

Tenant Alterations:

3. See rider R48

Maintenance and Repairs:

4. Tenant shall, through out the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant. Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s Fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract .The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Clearing:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loans:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto Tenant may, after securing Owner to Owner’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney’s fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters. Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

*out-of-pocket

Subordination:

7. See rider R62

Property Loss, Damage Reimbursement Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up, (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys’ fees, paid, suffered or incurred as a result of any breach by Tenant. Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld, *or willful misconduct

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and henceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above). subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premised are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events. Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit. surrender and vacate the demised premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein. Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible. all of Tenant’s salvageable inventory and movable equipment, furniture, and other property Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy.* (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law. Owner and Tenant each hereby releases and waives all rights of recovery with respect to subparagraphs (b), (d), and (e) above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. *for its present use.

Notwithstanding anything to the contrary, Tenant shall have the right to terminate this Lease in the event that the demised premises are rendered wholly unusable for the present use for a period of 120 days after the casualty.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11. See rider R50

Electric Current:

      12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times,* to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, Owner may during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees *upon reasonable notice which may be verbal, of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants.

If during the last month of the term Tenant shall have removed all or substantially all of of Tenant’s property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligations hereunder.

Vault, Vault Space, Area:

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility. Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the differences referred to above

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title II of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder, or if Tenant shall be in default with respect to any other lease between Owner and Tenant; then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (I) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension Agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney’s fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this least of any particular remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted by or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter upon reasonable*, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

* notice to Tenant (which may be verbal)

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

So long as Tenant has reasonable access to the demised**

No Representations Owner:

21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is”, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in party against whom enforcement of the change, modification, discharge or abandonment is sought.

**premises and is able to use the demised premises for its intended use.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant That upon Tenant Paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this leases including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict Performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without Prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner’s agents during the term hereby demised shall be deemed an acceptance of surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent of employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver or Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises. Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4. except for statutory mandatory counterclaims.

Inability to Perform:

27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part if Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alteration, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed form so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease Provided, any notice, statement, demand or other communication required or permitted to be given, rendered of made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority . shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provision of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery.

Services Provided by Owner:

29. Owner shall provide heat to the demised premises when and as required by law, on business days from 8 a.m to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered;

Said premises are to be kept clean by Tenant, it shall be done at Tenant’s sole expense, in a manner reasonable satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant’s refuse and rubbish from the building:

(f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service.

Captions:

30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31. The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term “Owner” means a landlord or less or, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the buildings, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Rider to be added if necessary.

GUARANTY

1.          As an inducement to Greenwich-Desbrosses Realty LLC ("Owner"), to enter into an Agreement of Lease dated December _______, 2006 (the "Lease") with Intercept Pharmaceuticals, Inc. ("Tenant") of the premises consisting of the ground floor commercial unit at 18 Desbrosses Street, New York, New York (the "demised premises") the undersigned, Mark Pruzanski ("Guarantor"), hereby absolutely, unconditionally and irrevocably guaranties to Owner all rent and additional rent and other charges payable by Tenant under the Lease (hereinafter collectively referred to as "Accrued Rent"), up to the Surrender Date, subject to the terms and conditions set forth herein.

2.          The "Surrender Date" means the date that Tenant shall have performed all of the following: (a) vacated and surrendered the Demised Premises to Owner (or its managing agent) vacant and free of all subleases or licenses, unless otherwise consented to by the Owner, in the condition required by the Lease and, if such vacation is prior to the scheduled expiration date of the Lease, so notified Owner or such agent in writing a minimum of four (4) months prior to the Surrender Date that Tenant intends to vacate by a date certain, (b) delivered the keys and security code to the doors to Demised Premises to Owner or a representative of the Owner, (c) paid to Owner all unpaid Rent and Additional Rent which shall have accrued under the terms of the Lease at any time up to and including the Surrender Date, (d) caused any violations or liens to be cured and removed as of record in accordance with the terms of the Lease and (e) if such vacation is prior to the scheduled expiration date of the Lease, signed a Surrender Declaration. Upon compliance with the conditions of this paragraph, the obligations and liabilities of Guarantor shall automatically terminate. If the provisions herein are not fully complied with or if any payment by Tenant or Guarantor shall be canceled, set aside, rescinded or avoided in any bankruptcy, insolvency or other action or proceeding, this Guaranty shall be automatically reinstated until the provisions hereof are complied with.

2.          The term "Tenant" means all persons or entities at any time holding the tenant's interest in the Lease, including, without limitation, the Tenant named in the Lease, its successors and assigns, a trustee of a Tenant's estate in any bankruptcy or insolvency proceeding, an assignee of Tenant's interest in the Lease by assignment pursuant to any bankruptcy or insolvency laws, and their respective successors and permitted assigns, notwithstanding that the Tenant named in the Lease may no longer be in possession and that the Owner may not have consented to such assignment. Notwithstanding the foregoing, or anything to the contrary contained herein, in the event that the Owner releases the Tenant named in the Lease from its obligations under the Lease in connection with any transfer or assignment of the Lease, this Guaranty shall be automatically terminated and Guarantor shall have no further obligations hereunder.

3.          Guarantor shall not be liable under this Guaranty for any rent, additional rent or other charges or payments accruing under the Lease after the Surrender Date. Any security deposit under the Lease shall not be credited against amounts payable by Tenant or by Guarantor under the terms of this Guaranty provided that same are returned to the Tenant in accordance with the terms of the Lease. The acceptance by Owner of payments under this Guaranty or the acceptance of a surrender of the Demised Premises shall not be deemed a release or waiver by Owner of any outstanding obligation of the Tenant under the Lease, and Tenant's outstanding obligations, if any, shall survive such acceptance and surrender.

4.          Notwithstanding any payments made by Guarantor hereunder, Guarantor shall not be subrogated to any of the rights of Owner against Tenant for any payment, hereunder until all of the amounts due or becoming due to Owner under the Lease have been paid.

5.          This Guaranty is absolute and unconditional and is a Guaranty of payment, not of collection. This Guaranty may be enforced without the necessity of resorting to or exhausting any other security or remedy, and without the necessity at any time of having recourse to Tenant. The validity of this Guaranty shall not be affected or impaired by reason of the assertion by Owner against Tenant of any rights or remedies reserved to Owner under the Lease. Guarantor agrees that this Guaranty shall remain in full force and effect as to any assignment, transfer, renewal, modification or extension of the Lease whether or not Guarantor shall have received any notice of or consented to such renewal, modification, extension, assignment or transfer.

6.          The granting of any extensions of time or the forbearance or failure of Owner to insist upon strict performance or observance of any of the terms of the Lease, or otherwise to exercise any right therein contained, shall not be construed as a waiver as against Tenant or Guarantor of any such term or right and the same shall continue and remain in full force and effect. Receipt by Owner of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach. The Guarantor waives notice of any and all defaults by Tenant in the performance of any of the terms of the Lease on Tenant's part to be performed.

7.          Guarantor agrees that if Tenant becomes insolvent or is adjudicated a bankrupt or files for reorganization or similar relief or if such petition is filed by creditors of Tenant, under any present or future Federal or State law, Guarantor's obligations hereunder may nevertheless be enforced against Guarantor. The termination of the Lease pursuant to the exercise of any rights of a trustee or receiver in any of the foregoing proceedings shall not affect Guarantor's obligation hereunder or create in Guarantor any setoff against such obligation. Neither Guarantor's obligation under this Guaranty nor any remedy for enforcement thereof shall be impaired, modified or limited whatsoever by any impairment, modification, waiver or discharge resulting from the operation of any present or future provision under any law or decision of any court. Guarantor further agrees that its liability under this Guaranty shall be primary and that in any right of action which may accrue to Owner under the Lease, Owner may, at its option, proceed against Guarantor and Tenant, or may proceed against either Guarantor or Tenant without having commenced any action against or having obtained any judgment against Tenant or Guarantor.

8.          The validity and enforceability of this Guaranty and the obligations of the Guarantor hereunder shall not terminate and not be affected or impaired by reason of the invalidity or unenforceability of the Lease or any provision thereof, any offsets or defenses of Tenant, the commencement or continuation of any bankruptcy or insolvency action or proceeding or the granting of relief thereunder, including, without limitation, the granting of any stay or limitation on the collection of rent or other rights and remedies of Owner, the rejection of the Lease by a trustee in a bankruptcy or insolvency proceeding, the assertion by Owner against Tenant (or Owner's failure, waiver or delay in asserting) of any of the rights or remedies reserved to Owner pursuant to the provisions of the Lease, or allowed at law or in equity.

9.          It is understood and agreed that Guarantor shall not be released by any act or thing which might, but for this provision of this instrument, be deemed a legal or equitable discharge of a surety or a guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Owner or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of Guarantor or by reason of any further dealings between Tenant and Owner, whether relating to the Lease or otherwise, and Guarantor, hereby expressly waives and surrenders any defense of its liability hereunder based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them and hereby expressly waives and relinquishes all other rights and remedies accorded by applicable law to guarantors and sureties; it being the purpose and intent of the parties hereto that the obligations of Guarantor hereunder are absolute and unconditional under any and all circumstances.

10.         Guarantor shall pay all of Owner's reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) in enforcing this Guaranty.

11.         Guarantor waives trial by jury in any action or proceeding brought by either Owner or Guarantor relating to the Lease or this Guaranty and waive the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty. Guarantor will be conclusively bound by any judgment rendered in any action or proceeding by Owner against Tenant (wherever brought) as if Guarantor was a party thereto, even if not joined as a party in such action or proceeding.

12.         Unless and until all the covenants and conditions of the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; (b) shall waive any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; and (c) shall subordinate any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Owner under the Lease.

13.         This Guaranty is made and delivered in New York, New York and shall be governed by, and construed and interpreted in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. Guarantor agrees to submit to the personal jurisdiction of the County and State of New York regarding any action or proceeding related to this Guaranty. Guarantor designates                 having an office at                 as agent for service of process.

14.         All terms and provisions herein shall inure to the benefit of the assigns and successors of Owner and shall be binding upon the assigns and successors of Guarantor.

IN WITNESS WHEREOF, the Guarantors have signed this Guaranty on the ____ day of _________________, 2006.

Guarantor

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)

On the ____ day of October in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

Adjacent Excavation-Shorting:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner’s agents may from time to time adopt subject to rider R70.

In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:

34. Tenant has deposited with Owner the sum of $ See R41 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent. Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention. Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner Tenant further covenants that is will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance

Estoppel Certificate:       35. See rider R64

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

Rider to be added if necessary.

In Witness Whereof, Owner and Tenant have respectively signed and settled this lease as of the day and year first above written.

Greenwich-Desbrosses Realty LLC

Witness for Owner:	By:	/s/ Arne Svenson
Arne Svenson, Managing Member

[illegible]
Intercept Pharmaceuticals, Inc.
Witness for Tenant:
/s/ Mark Pruzanski
By: Mark Pruzanski, President

[illegible]

IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND

MADE A PART OF THIS LEASE

IN ACCORDANCE WITH ARTICLE 33.

1.       The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2.       The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3.       No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4.       No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.       No sign, advertisement, notice or other lettering shall be exhibited, inscribed, printed or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant, Interior signs on door and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6.       Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.       No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Owner the cost thereof.

8.       Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9.       Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10.      Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom be requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11.      Owner shall have the right to prohibit any advertising by Tenant which is Owner’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner. Tenant shall refrain from or discontinue such advertising.

12.      Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes or any unusual or other objectionable odors, to permeale in, or emanate from, the demised premises.

13.      If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours services required on weekdays or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.

14.      Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

15.      Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and bounds regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, he removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address	18 Desbrosses Street, New York, New York

Premises	18 Desbrosses Street, Ground

Greenwich – Desbrosses Realty LLC

TO

Intercept Pharmaceuticals, Inc.

STANDARD FORM OF

Office Lease

The Real Estate Board of New York, Inc.

Copyright 2004. All rights Reserved.

Reproduction in whole or in part prohibited

Reproduction in whole or in part prohibited.

Dated	1 December in the year 2006

Rent Per Year	See rider R40

Rent Per Month	See rider R40

Term
From	1 December 2006
To	30 November 2013

Drawn by

Checked by

Entered by

Approved by

RIDER AGREEMENT TO THE LEASE (“RIDER”) DATED

DECEMBER 1, 2006 BY AND BETWEEN

GREENWICH-DESBROSSES REALTY LLC (“OWNER”)

AND INTERCEPT PHARMACEUTICALS, INC. (“TENANT”)

37.R   This Rider is annexed to and part of the printed form lease by and between Greenwich-Desbrosses Realty LLC, as Owner, and Intercept Pharmaceuticals, Inc. as Tenant. In the event of any conflict between the printed form and this Rider, this Rider shall control.

38.R   This Lease and Rider shall have no force or effect unless and until both Tenant and Owner sign it and a duly executed counterpart is delivered to each of the parties or to their respective attorney.

39.R   Tenant understands that Greenwich-Desbrosses Realty LLC (the “LLC”) is part of a CondOp known as The Romanoff Condominium (the “Condominium”) which consists of two condominium units, i.e. the residential condominium unit owned by C. True Building Corp. (the “Corporation”) and the commercial condominium unit owned by Greenwich-Desbrosses Realty LLC. The Romanoff Condominium is responsible for all common elements that are shared by the commercial and residential condominium units. The Corporation is responsible for those common elements particular to the residential condominium unit. The LLC is responsible for the common elements particular to the commercial condominium unit.

40.R   Base Rent: The Base Rent for the demised premises shall be paid as follows:

Period	Annual Rent	Monthly Installment

12/1/2006-11/30/2007	$99,000.00	$8,250.00

12/1/2007-11/30/2008	$101,970.00	$8,497.50

12/1/2008-11/30/2009	$105,029.10	$8,752.43

12/1/2009-11/30/2010	$108,179.97	$9,015.00

12/1/2010-11/30/2011	$111,425.37	$9,285.45

12/1/2011-11/30/2012	$114,768.13	$9,564.01

12/1/2012-11/30/2013	$118,211.17	$9,850.93

Notwithstanding anything to the contrary contained in the Lease, provided that Tenant shall not then be in default under any of the terms, covenants and conditions contained in the Lease beyond the expiration date of any applicable notice and/or cure period, Tenant shall be entitled to a fifty (50%) abatement of the monthly Base Rent for the first six (6) months of the Lease term.

Tenant shall pay one month's Base Rent upon the execution and delivery of this Lease. If the Commencement Date is on the first day of the month, such payment shall be credited to the first months' Base Rent payment. If the Commencement Date is not the first day of a month, then on the Commencement Date Tenant shall pay Base Rent for the period from the Commencement Date through the last day of such month, and the payment made by Tenant upon execution and delivery of the Lease shall be credit towards Base Rent for the next succeeding calender month.

41.R   Security: Supplementing and modifying paragraph 34 of the form portion of the Lease, Tenant shall upon commencement of this Lease provide Owner with security in an amount equal to twelve (12) months' Base Rent (“Security”). Tenant shall have the right to deliver an annual renewable Letter of Credit in lieu of cash in the amount of the Security. Upon termination of this Lease and Tenant's compliance with the terms of this Lease, the Security shall be returned to Tenant. Tenant shall maintain Security in an amount equal to twelve (12) months' Base Rent at all times during the term of this Lease.

42.R   Additional Rent:

(a) “Taxes” shall be deemed Additional Rent and shall mean all real estate taxes, assessments, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed upon all or any part of the land, the building, and the sidewalks, plazas or streets upon, in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Owner and/or the land and building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof or by or on behalf of any business improvement district, but excluding any corporate income or capital gains taxes. Taxes shall not include the benefits received from any discretionary or special abatement, exemption or other benefit conferred upon the land, the building or Owner under applicable law pursuant to which Taxes actually paid or payable by Owner may be reduced or may be less than the amount which would be paid or payable in the absence thereof, including, but not limited to, exemption under Section 421-a of Title 2 of the Real Property Tax Law of the State of New York, provided, however, that if for any Tax Year no Taxes are required to be actually paid by Owner, then for such Tax Year Tenant shall not be required to make a Tax Payment hereunder. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental assessment, however designated, shall be assessed against Owner, and/or the land and building, in addition to, or in substitution in whole or in part for any tax which would constitute “Taxes”, or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term “Taxes”.

(b) The term “base yeaR “ as applied to real estates taxes, shall mean the City tax year July 1, 2006 to June 30, 2007 (or any other twelve (12) month period adopted by New York City as the fiscal year for real estate taxes) and for fuel oil or gas (“Fuel”) expenses shall mean the calendar year 2006. For the purpose of this article, the term “lease yeaR “ shall mean for subparagraph (c) and (e) the period of twelve (12) months from the base year and for subparagraph (f) shall mean the period of twelve (12) months after the base year and each successive period of twelve (12) months thereafter during the term.

(c) In the event that the real estate taxes assessed with respect to Greenwich-Desbrosses Realty LLC during any lease year shall be greater than the amount of such taxes assessed during the base year, whether by reason of an increase in either the tax rate or the assessed valuation or by reason of the levy, assessment or imposition of any tax on real estate as such, not now levied, assessed or imposed or for any other reason, Tenant shall pay to Owner as additional rent for the lease year in which such date occurs an amount equal to thirty-three and one-third (33 1/3%) percent of the difference between the amount of such tax or installment and the corresponding amount of the base year as and when said taxes are due and payable by Owner. If, as a result of a final determination in legal proceedings or otherwise, the amount of such taxes shall be reduced. The reduced amount of such taxes shall thereafter determine the amount of additional rent payable by Tenant pursuant to this paragraph (c), the additional rent theretofore payable hereunder shall be recomputed on the basis of such reduction, and Tenant shall pay to Owner within ten (10) days after being billed therefor, any deficiency between the amount of such additional rent as computed and the amount due Owner as the result of such recomputation.

(d) If the amount of additional rent payable by Tenant pursuant to the foregoing paragraph (c) shall be affected by any application filed by or on behalf of Owner for a reduction in the assessed valuation of the said commercial condominium and land or by any proceedings instituted by or on behalf of Owner in a court of competent jurisdiction for judicial review of said assessed valuation, Tenant shall pay to Owner, as additional rent hereunder, thirty-three and one-third (33 1/3%) percent, of the reasonable expense (including reasonable attorney's and appraiser's fees) incurred by Owner in connection with any such application or proceeding.

(e) Tenant shall pay to Owner when the same shall be payable by Owner and as additional rent for the lease year in which the same shall be so payable, an amount equal to thirty-three and one-third (33 1/3%) percent of any assessment or installment thereof for public betterments or improvements or otherwise which may be levied upon or attributable to Owner.

(f) In the event that there is an increase in fuel oil expenses for the Condominium during any year subsequent to the base year, Tenant shall pay to Owner as additional rent an amount equal to eight and thirty-three one hundredths (8.33%) percent of said increase.

(g) Tenant's obligation to pay additional rent as provided in this Lease for the final lease year shall survive the expiration of the term of this Lease, and any additional rent due for any partial year shall be pro rated.

(h) Notwithstanding the foregoing, after the rendition by Owner of the first bill for real estate or fuel oil escalation and in each year thereafter, at Owner's option, Tenant shall pay the Owner each month one-twelfth (1/12) of the amount shown due as an estimated payment on account of anticipated escalations during the then current year which amount shall be deemed additional rent due and payable on the same basis as the Base Rent. If additional money is owed, Tenant shall promptly pay it, but in no event less than ten (10) business days after demand. Any overpayment shall be credited against estimated escalation payments for the succeeding lease year except the last year, in which case such credit shall be paid to Tenant within sixty (60) days after determination thereof. The failure of Owner to bill Tenant for any additional rent due shall not be deemed a waiver of Tenant's obligation to pay same.

(i) Owner's failure during the lease term to prepare and deliver any of the tax bills or Owner's failure to make a demand, shall not in any way cause Owner to forfeit or surrender its right to collect any of the additional rent which may have become due during the term of this Lease. Tenant's liability for the amounts due under this paragraph shall survive the expiration of the term; similarly Owner's obligation to pay refunds to Tenant shall survive the expiration of the term.

43.R   Timely Rent Payment.

(a)Tenant recognizes and agrees that TIME IS OF THE ESSENCE for the payment of all rents and additional rents that are due pursuant to this Lease. If Owner fails to receive from Tenant rents or additional rents by the fifth business day after such payments shall be due, Tenant shall pay to Owner as additional rent upon demand, a late charge of six (6%) percent of the amount of the rents and additional rents due. Late charges are cumulative. This late charge provision shall not be interpreted in such a way that will permit Tenant to make late payments. If payment of the rent or additional rent is not received by Owner on or before such fifth business day, Tenant shall be in default under this Lease and shall be subject to the initiation of summary proceedings and any other remedies available to Owner. Nothing herein shall be deemed as permission to delay or suspend payment of rent or additional rent or limit, in any way, Owner's remedies. In the event that Tenant gives Owner a check for rent or for other payment due under this Lease and said check is dishonored or otherwise not paid by the bank upon which it is drawn, Tenant shall pay to Owner a service charge of $250.00 for each such check that is not paid or is otherwise not honored.

(b) The word “rent” shall include the monies specifically reserved as rent, additional rent, other taxes and liens, late charges, service charges, all out-of-pocket costs, expenses, including, but not limited to, reasonable attorneys' fees and damages which the Owner may suffer or incur by reason of any default of the Tenant or failure on Tenant's part to comply with the covenants, terms or conditions of this Lease, and all other sums of money which by virtue of this Lease shall at any time or times become due and owing by Tenant to Owner, whether by way of rent, additional rent, or otherwise.

(c) The receipt by the Owner of any installment of the regular stipulated rent hereunder or any of said additional rent shall not be a waiver of any other additional rent then due.

(d) No payment by Tenant or receipt by Owner of a lesser amount than the base monthly rent and any and all additional rent due and payable pursuant to this Lease shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy provided in this Lease or otherwise.

(e) Acceptance by Owner of a check or checks in payment of any installment of rent made by any person or entity other than Tenant shall not be deemed an acceptance of such person or other entity as Tenant nor as a consent or acquiescence to an assignment of this Lease or subletting of the demised premises nor construed as a waiver by Owner.

(f) In addition to Owner's other rights and remedies, if and so long as Tenant shall, at any time, be in default in the payment to Owner of three months or more of the Annual Base Rent or any amount due under this lease equivalent to two months Annual Base Rent, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective tenants and may place upon the Premises the usual “To Let” and “For Sale” which notices Tenant shall permit to remain without molestation.

44.R   Holding Over. Tenant acknowledges that possession of the demised premises must be surrendered at the expiration or sooner termination of the term of this Lease. Tenant agrees to indemnify and hold Owner harmless against any and all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the demised premises including, without limitation, any claims made by any succeeding Tenant founded on such delay. The parties recognize and agree that the damage to Owner resulting from any failure by Tenant to timely surrender possession of the demised premises as aforesaid will be extremely substantial, will exceed the amount of monthly rent theretofore payable hereunder and will be impossible to accurately measure. Tenant therefore agrees that if possession of the demised premises is not surrendered to Owner within seven (7) days after the date of the expiration or sooner termination of this Lease, Tenant shall pay Owner as liquidated damages for each month and for each portion of any month during which Tenant holds over in the premises after the expiration or termination of this lease, a sum equal to two (2) times the rent and additional rent payable per month under this Lease during the last month of the term thereof as well as any and all out-of-pocket costs and fees, including, but not limited to, reasonable attorneys' fees incurred due to Tenant's failure to timely vacate the demised premises. The aforesaid provisions of this article shall survive the expiration or sooner termination of the term of this ease. If Tenant holds over in possession after the expiration or sooner termination of the original term of this lease or any extended term of this lease, such holding over shall not be deemed to extend the term of the lease or to renew the lease but all of Tenant's obligations under the lease shall carry forward.

45.R   Counterclaims. Notwithstanding anything to the contrary provided in this Lease, regardless of the nature or ground of any summary proceeding brought by Owner to recover possession of the demised premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding except that Tenant may interpose statutory, mandatory counterclaims. Nothing herein shall prohibit Tenant from bringing a separate action against Owner on account of any claim which Tenant may have against Owner, provided, however, that Tenant agrees that Tenant, in the prosecution of any such claim shall make no motion or otherwise request any Court in which such claim is sought to be asserted, to join any such claim and any proceeding instituted by Owner to recover possession of the demised premises in any such trial, or make any motion or otherwise seek to have any such proceeding instituted by Owner and any action or proceeding commenced by Tenant by reason of such claim of Tenant tried simultaneously in any court.

46.R   INDEMNIFICATION AND INSURANCE

(a)     Indemnification Except for damages, loss, costs or claims due to Owner, the Corporation or the Condominium's (the “Entities”) negligence or willful misconduct, Tenant shall indemnify, defend and save harmless the Entities and their agents against and from (i) any and all claims (a) arising from or related to (x) the conduct or management of the demised premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created in or about the Building or the demised premises, including, without limitation, the sidewalks in front of the Building and any ramps and hatchways leading into and out of the demised premises during the term hereof or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access thereto, (b) arising from or related to any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their employees, agents visitors, invitees or contractors or subcontractors of any tier, or (c) arising from or related to any failure by Tenant to comply and conform with the requirements and provisions of this lease and with all applicable laws, statutes, ordinances or regulations now or hereafter in force, and (ii) all out-of-pocket costs, expenses and fees (including, without limitation, reasonable attorneys' fees and disbursements), liabilities, damages, penalties and fines incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against any of the Entities by reason of any such claim, Tenant, upon notice from any of the Entities shall resist and defend such action or proceeding at Tenant's expense by counsel satisfactory to the Entities, without any disclaimer of liability in connection with such claim. Notwithstanding the foregoing, Tenant shall not be liable to the Entities for liability incurred by the Entities due to the negligence or willful misconduct of the Entities.

(b)     Insurance Tenant shall secure and keep in full force and effect throughout the term hereof, at Tenant's sole cost and expense (i) Commercial General Liability/Excess Liability Insurance, written on an occurrence basis, to afford protection in such amount as Owner may determine and in no event less than $5,000,000.00 combined single limit and Broad Form property insurance for damage arising out of any one occurrence in, upon, adjacent to or in connection with the building and the demised premises or any part thereof, which insurance shall include coverage for contractual liability (including the matters set forth in Paragraph A above), independent contractor's liability and products/completed operations liability; (ii) during the course of construction of any Tenant's Changes and until completion thereof, Builder's Risk insurance on an “all risk” basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interests of Owner and Tenant (and their respective contractors and subcontractors) in all work incorporated in the building and all materials and equipment in or about the demised premises; (iii) Workers' Compensation Insurance, as required by law; (iv) all risk property insurance on Tenant's installations, property and equipment in amounts acceptable to Owner; (v) business income insurance on an all risk basis for an amount of not less than the aggregate amount required to cover loss of business and 100% of all fixed rent and additional rent to be paid by Tenant hereunder for a period of twelve (12) months; and (vi) such other insurance in such amounts as Owner may require from time to time. All such insurance shall contain only such “deductibles” as Owner shall reasonably approve. The minimum amounts of insurance required under this Paragraph shall not be construed to limit the extent of Tenant's liability under this lease. The coverage of the Commercial General Liability/Excess Liability insurance shall also extend to and include any signs erected and maintained by Tenant located on the exterior wall of the building, any awnings erected and maintained on the exterior of the building, any air conditioning or exhaust equipment installed in, on or about the building, the sidewalk area in front of the Building, and all means of ingress and egress to and from the demised premises. Nothing contained in the preceding sentence shall be deemed to vest upon Tenant or any permitted occupant of the demised premises any right to install or erect on or about the building any signs, awnings, air conditioning or exhaust equipment. In addition, prior to taking possession of the demised premises by Tenant or any of Tenant's employees, agents or contractors, Tenant shall deliver or cause to be delivered to Owner certificates evidencing that all insurance required hereunder is in full force and effect. Tenant shall have the right to insure and maintain the insurance coverages set forth in this Paragraph under blanket insurance policies covering other premises occupied by Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this lease; provided that upon request, Tenant shall deliver to Owner a certificate from Tenant's insurer evidencing the portion of such blanket insurance allocated to the demised premises.

(c)     All such insurance shall be written in form and substance reasonably satisfactory to Owner by an insurance company in a financial size category of not less than IX and with general policy holders' ratings of not less than A-, as rated in the most current available “Best's” insurance reports, or the then equivalent thereof, and licensed to do business in New York State and authorized to issue such policies. All policies of insurance procured by Tenant shall contain endorsements providing that (i) such policies may not be reduced or cancelled (including for non-payment of premium) or allowed to lapse with respect to Owner or materially changed or amended except after 45 days' prior notice from the insurance company to Owner, sent by certified mail, return receipt requested; and (ii) Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Owner or any other party is or may be named as an insured. Duly executed certificates of insurance (including endorsements and evidence of the waivers of subrogation required pursuant to Paragraph (e) herein) or, if required by Owner, certified copies or duplicate originals of the original policies, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Owner, on or before the Commencement Date. Each renewal or replacement of a policy shall be so deposited at least 30 days prior to the expiration of such policy. Tenant shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Tenant under this lease, and all policies of insurance procured by Tenant shall be written as primary policies for Owner and the Corporation and Owner's managing agent not contributing with or in excess of coverage that Owner or the Corporation may carry.

(d)     All insurance procured by Tenant under this Article shall name the Entities, their managing agent and Tenant as additional insureds on a primary and non-contributory basis. Said insurance shall contain an endorsement that the Entitites and their managing agent, although named as insureds shall be entitled to recover under said policies for any loss or damages occasioned to them, their agents, employees, contractors, directors, shareholders, members or managing members (disclosed or undisclosed) by reason of the negligence or tortious acts of Tenant, its servants, agents, employees, invitees and contractors.

(e)     Tenant shall include in its insurance policies covering loss, damage or destruction by fire or other casualty and insuring Tenant's personal property and fixtures and business income insurance a waiver of the insurer's right of subrogation against the Owner or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured waives before the casualty the right of recovery against any party responsible for a casualty covered by such policies, or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall cease to be obtainable without additional charge, then if and of the Entities shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, provided, however, that Tenant shall at no time be named a loss payee under any of the Entities's insurance policies.

(f)     Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business income) occurring during the term hereof and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in Paragraph (e) above. If, notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or income interruption), the other party is liable to the first party with respect thereto or is obligated under this lease to make replacement, repair or restoration or payment, then provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

(g)     The waiver of subrogation or permission for release referred to in Paragraph (e) above shall extend to the agents of each party and its and their employees. The releases provided for in Paragraph (f) above shall likewise extend to such agents and employees, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Paragraphs (e) or (f) above shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein except as otherwise required in this Article. If Tenant shall fail to maintain insurance in effect as required in this Article, the release by Tenant set forth in Paragraph F above shall be in full force and effect to the same extent as if such required insurance (containing a waiver of subrogation) were in effect.

47.R     Tenant understands that the building (i.e. 18 Desbrosses Street) in which the premises is located, is part of a larger building consisting of 18-22 Desbrosses Street, 463-467 Greenwich Street and 125 Watts Street (the “Building”) is occupied by residential shareholders and occupants. Tenant shall not create any noise, or produce any odors, noise, light or any other condition that unreasonably disturbs or adversely affects the resident shareholders or occupants of the Building or use or allow the dock or sidewalks outside of the demised premises to be used for shoots or anything else without the written consent of Owner (or, if applicable, the Corporation or Condominium). Said consent may be denied or subject to such conditions as Owner (or the Corporation or the Condominium) determines, including insurance requirements.

48.R     Improvements and Alterations.

(a) Tenant shall obtain Owner's and, if applicable, the Corporation's or the Condominium's, prior written consent before making structural alterations and other installations, additions or improvements which affect the building's systems, the exterior or common areas or other units in the building. Nonstructural Tenant Alterations which do not affect any Building equipment or system, violate any legal requirements or insurance requirements, impair the appearance, usefulness or rentability of the Building or any part thereof, or temporarily or permanently weaken or impair the structure or lessen the value or size of the demised premises or the Building outside of the demised premises. Whether or not an alteration is structural or non-structural shall be determined by Owner's architect in his or her sole reasonable discretion. Notwithstanding the foregoing, Tenant shall not have to obtain Owner's prior consent prior to performing decorative work. Tenant shall give at least five (5) days' written notice to Owner plus notice to the Superintendent or an LLC managing member (which notice may be verbal) for any non-structural Tenant Alterations.

(b) Tenant, at its own cost and expense, shall submit to Owner and the Condominium for approval, plans and specifications regarding structural alterations. Tenant shall not submit any plans or altered plans for the Department of Building's approval until Owner and if applicable the Corporation and the Condominium reviews and approves them. If Owner, the Corporation and the Condominium consent in writing to said structural alterations, they agree to reasonably cooperate with Tenant in signing or causing to be signed necessary forms and applications for the Department of Buildings or similar agencies.

(c) Tenant agrees to comply with any Alteration Agreement or rules pertaining to Owner or the Condominium.

(d) Tenant agrees to and hereby indemnifies and holds harmless the Entities against and from any and all liabilities, obligations, damages, penalties, claims, out-of-pocket costs, charges and expenses including but not limited to reasonable attorneys fees which may be imposed upon, or incurred by or asserted against any of the Entities resulting from or by reason of, the making of any installations, additions, improvements or alterations by Tenant. In the event any action or proceeding is brought against any of the Entities by reason of any such claim, the relevant Entity shall notify Tenant thereof in writing, and Tenant shall, upon said Entity's demand, resist or defend such action in its name at the cost and expense of Tenant with counsel of the Entities's choice.

(e) Tenant shall cause each contractor employed by Tenant to carry contractor's liability coverage in limits of at least $3,000,000.00 which limits shall include completed operations for a one-year period and, in addition, shall carry statutory workmen's compensation and coverage. All such insurance coverage is subject to review and acceptance by the appropriate Entity.

(f) The Entities shall not be liable for any labor or materials furnished or to be furnished to Tenant on credit, and no mechanic's or other lien for any such labor or materials shall attach to, or affect the estate or interest of any of the Entities in and to the demised premises, the base lot or the lot for the commercial condominium unit. Whenever any mechanic's lien shall have been filed based upon any act or interest of the Tenant or of anyone claiming through the Tenant, or if any security agreement shall have been filed for or affecting any materials, machinery, or fixtures used in the Tenant's alterations, the construction, repair or operation thereof or annexed thereto by the Tenant, the Tenant shall immediately take such action by bonding, deposit, or payment as will remove the hen or security agreement. If Tenant has not removed the lien within thirty (30) days after notice to the Tenant, then the appropriate Entity may pay the amount of such mechanic's lien or security agreement or discharge same by deposit, and the amounts paid or deposited, with interest thereon, shall be deemed additional rent reserved under this Lease, and shall be payable forthwith with interest at twelve (12%) percent per annum from the date of such advance, and with the same remedies to the Owner as in the case of default in the payment of rent as provided in this Lease.

(g)	(i) Tenant, at its own cost and expense, shall obtain Building Department and other governmental agency permits and sign-offs that may be required for any of Tenant's Alterations.

(ii) Tenant shall not commence alterations or demolition until delivery to the Owner of written permits from the Building Department or other such governmental agency permits as may be required for Tenant's alterations.

(h) All alterations, replacements, additions or improvements (including air conditioning equipment and ducts, plumbing, electrical installations, meter and gauges, paneling, partitions, railings and the like), except movable trade fixtures, shall become the property of Owner except that Owner may elect to demand the removal of any or all of the improvements by Tenant upon no less than sixty (60) days' notice before the end of the term of this Lease, in which event Tenant shall remove them before the last day of the term of the Lease. Any removable fixtures remaining after Tenant has vacated then become the property of Owner. If any of Tenant's alterations, replacements, additions or improvements create noise or otherwise interfere with the comfort or safety of any resident Shareholder or occupant of the Building, then, upon demand, Tenant shall cause the condition to be cured within ten (10) days. Tenant agrees to reimburse Owner for the costs of removal and for the costs of repairing any damage to the demised premises arising out of Tenant's failure to remove Tenant's property and/or improvements pursuant to the terms of this Lease.

(i) All work performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other Tenants or occupants of the Building. Such work shall only be performed during the hours of 8:00 a.m. to 5:00 p. m. Monday through Friday. Any work that causes noise that can be heard by other occupants of the Building shall only be done from 9:00 a.m. to 5:00 p.m. Monday through Friday. Tenant shall comply with Owner's and the Condominium's rules, policies and any instructions pertaining to construction and alterations. Decorative work or finish work that does not disturb the residents of the building may be done up until 10:00 p.m.

(j) Notwithstanding anything heretofore set forth, Tenant covenants and agrees at or before the end of the term of this Lease to repair all damage done by the installation or removal of furniture, fixtures or property and at the expiration of the demised term, or at the sooner termination thereof, to surrender and yield up to Owner the demised premises and improvements with the appurtenances erected thereon or any part thereof in good order and condition, ordinary wear and tear excepted. In no event shall Tenant make any charge or claim for compensation, or otherwise, from Owner notwithstanding that any such improvements or appurtenances shall have been constructed, erected or installed by Tenant.

(k) Upon demand and with reasonable accounting thereof, Tenant shall pay all of the Entities' out-of-pocket costs relating to the consideration, approval, performance, supervision and final approval by the City or any governmental agency of Tenant's Alterations including, without limitation, reasonable professional fees, such as those of any architect, engineer and attorney. Alterations must be performed in a manner satisfactory to the Entities, in their reasonable discretion, at Tenant's sole cost and expense, in a safe, careful and first-class manner, without injury to the demised premises or the Building, expeditiously, using materials of a quality consistent with the quality of the Building at the time of the alterations and in compliance with approved Tenant's Plans and all legal or insurance requirements without creating any labor or other dispute with other workers in the Building and without causing any lien that is subject to paragraph (f) above. Tenant, at its expense, shall immediately correct, to the Entities' reasonable satisfaction, any damage due to the making of any of Tenant's Alterations and any Tenant's Alterations that do not comply with this Lease. Tenant shall provide to Owner, upon completion of any Tenant Alterations (and for initial Alterations prior to Tenant's occupancy of the Premises) evidence of compliance with the Legal and Insurance Requirements satisfactory to Owner and the Condominium.

(l) In the event Tenant performs alterations without obtaining the required written permits from the Department of Buildings, the Landmark's Preservation Commission or any governmental agency and violations are issued, Tenant agrees to indemnify and hold harmless Owner, the Corporation and/or the Condominium from such violations and shall timely pay any fines imposed and cure said violations and timely cause same to be removed as of record. In the event Tenant fails to comply with the requirements of this paragraph, Owner or the appropriate Entity may do so and Owner may charge back all reasonable out-of-pocket costs, expenses and fees plus $1,000.00 to Tenant which shall be deemed additional rent.

49.R     Air Conditioning. Prior to installing new or additional air conditioning unit(s) serving the demised premises, Tenant shall first obtain the written consent of Owner and the Condominium which shall not be unreasonably withheld or delayed, both parties acknowledging the landmark status of the building. Tenant understands that the Building in which the demised premises is located is occupied by residential shareholders and occupants. Tenant shall not create any excessive noise or vibration which unreasonably disturbs the residential shareholders and occupants or interfere with the quiet enjoyment of the shareholders and occupants of the Building (or neighboring residential buildings) nor produce any odors or light that negatively affect said shareholders or occupants. Any air-conditioning equipment installed by Tenant or any air conditioning equipment that currently exists for Tenant's use shall be Tenant's responsibility and must be located, installed, maintained, repaired and replaced by Tenant, at its sole cost and expense, so as not to create excessive noise, heat or vibrations that unreasonably disturb or interfere with any resident's use or enjoyment of their Unit. Notwithstanding anything to the contrary provided in the Lease, Tenant shall pay Consolidated Edison, or any other utility company providing electricity, directly for all electrical current consumed in the operation thereof. In the event such unit or units utilize circulating water, they shall be equipped with an approved water conserving device and in connection therewith, Tenant shall install and maintain in good working order, at its own cost and expense, a water meter which shall meter all make-up water used in such air conditioning equipment and shall pay for such water as per meter reading and in addition thereto, sewerage or any other charge, tax or levy which now or hereafter is imposed by the City of New York in connection with said use of water. Any charge for water consumed as herein provided, shall be in addition to any other such charges as may be specified elsewhere in this Lease and shall be deemed to be additional rent and payable as such.

50.R     Sublet/Assignment.

(a)      Owner shall not unreasonably withhold or delay its consent in connection with any proposed subletting or assignment provided that such assignee or subtenant intends to use the premises for the use set forth in this lease. Tenant shall pay Owner a sum equal to Owner's reasonable out-of-pocket professional fees and disbursements in connection therewith, on demand.

(i) In the event of a sublet, if Tenant charges or receives any net rent or other monies from a subtenant in excess of the amount charged to Tenant as set forth in this Lease, Tenant shall pay Owner fifty (50%) percent of said rent or monies as Additional Rent under this Lease after deducting Tenant's Permitted Expenses.

Tenant's Permitted Expenses as used herein shall mean the aggregate of brokerage commissions, reasonable legal fees and disbursements, and the costs, if any, incurred by Tenant in preparing the demised premises for occupancy.

(ii) In the event of an assignment, Tenant shall pay to Owner as Additional Rent an amount equal to fifty (50%) percent of the net assignment proceeds, which shall mean all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures and leasehold improvements, but excluding, in the case of a sale thereof, the then net unamortized or unappreciated cost thereof determined on the basis of Tenant's federal income tax return) after deducting therefrom Tenant's Permitted Expenses.

(b)     Under no circumstances shall Tenant rent, sublet or allow the demised premises to be used for filming, photography “shoots,” parties or openings unrelated to the operation of Tenant's business. Tenant shall not sublet or allow the demised premised to be used for events attracting large groups of people or events for which an admission is charged.

(c)     If Tenant shall desire to sublet or assign any portion of the demised premises, Tenant shall submit to Owner a written request for Owner's consent to such subletting or assignment, which request shall be accompanied by the following information: (i) the name and address of the proposed subtenant or assignee, and in the case of a sublet or an assignment to a corporation or other entity created in part to limit the liability of its owners, the proposed guarantor of the subtenant or assignee; (ii) the terms and conditions of the proposed subletting or assignment; (iii) the nature and character of the business of the proposed subtenant or assignee and its proposed use of the demised premises; and, (iv) current financial information, credit information and any other information reasonably requested by Owner and (v) certification that the proposed subtenant or assignee is not entitled directly or indirectly to diplomatic or sovereign immunity and is subject to the jurisdiction of the state of New York (the “Consent Information”).

(d)     Owner, by notice given to Tenant within thirty (30) days after receipt of Tenant's request for consent to sublet or assign, together with the Consent Information may terminate this lease with respect to the portion of the demised premises which is subject of such request on a date to be specified in said notice (the “Accelerated Termination Date”, which date shall be not earlier than one (1) day before the effective date of the proposed subletting or assignment nor later than thirty-one (31) days after said effective date. Tenant shall vacate and surrender the demised premises or the affected portion thereof on or before the Accelerated Termination Date and the term of this lease in its entirety or with respect to the affected portion shall end on the Accelerated Termination Date as if it were the Expiration Date. Should the Accelerated Termination Date apply to only a portion of the demised premises, then Tenant's rent obligation under this lease shall be prorated accordingly for the remaining period of the lease.

(e)     Any proposed sublease or assignment must specifically provide that no further subletting or assignment shall be allowed.

(f)     In the event of a sublet or assignment, Tenant shall be jointly and severally liable under this lease with the subtenant or assignee, except as otherwise provided in paragraph (h) below.

(g)     In the event Tenant fails to pay any Base or Additional Rent due under the lease, in addition to any other remedies Owner may have, Owner may collect rent from the subtenant or assignee and apply it towards monies due from Tenant. Any amount over what is due from Tenant shall be turned over to Tenant.

(h)     Nothing to the contrary stated herein, in the event Owner approves a sublet or assignment (as applicable), Owner agrees to release Tenant from its obligations under this lease on the conditions that i) Tenant has complied with the terms of this lease, including the payment of all Rent and Additional Rent and ii) the subtenant or assignee (as applicable) provides Owner with either (x) 12 months' Security or letter of credit or (y) four months' Security or letter of credit and a financially qualified Guarantor. Said Guarantor shall enter into a Good Guy Guaranty in substantially the form annexed hereto. Said Guarantor shall not directly or indirectly be entitled to diplomatic or sovereign immunity, shall have sufficient liquid assets to be able to pay the rent and additional rent under the lease and shall designate a suitable agent in the City of New York for service of process. When Tenant is released the subtenant or assignee shall be in privity with Owner and Tenant shall have no further right to collect rent or other consideration from the Tenant and any further rent or consideration shall be due Owner directly from such subtenant or assignee.

(i)     Owner shall in no event consent to a sublease in which the proposed subtenant is engaged in any of the following businesses, and such refusal to consent shall not be deemed unreasonable:

(1)   restaurant of any kind;

(2)   bar, tavern, cocktail lounge or pub of any kind;

(3)   discotheque or supper club;

(4)   theater or cinema;

(5)   sound studio; rehearsal studio;

(6)   funeral home;

(7)     adult entertainment facility;

(8)     pet shop or veterinarian's office;

(9)     martial arts studio or school;

(10)   methadone clinic;

(11)   dry cleaning or laundry service;

(12)   bicycle messenger service;

(13)   motel/hotel/hostel at any other transient use;

(14)   sweatshop;

(15)   adult bookstore or video shop;

(16)   liquor store;

(17)   abortion clinic;

(18)   billiard parlor; and

(19)   manufacturing of any kind.

(j)     If Tenant is a corporation, a partnership or limited liability company, the conditions of Paragraph 50 shall apply to a transfer (by one or more transfers) of a majority of (i) the stock of the corporate Tenant, or (ii) the partnership interests of a Tenant that is a partnership, or (iii) the membership interest of a Tenant that is a limited liability company.

51.R   Utilities. Tenant shall maintain a separate electric meter and account in the name of Tenant. Owner or other appropriate Entity reserves the right to stop service of the mechanical, electric, sanitary, plumbing, utility and other service systems (“services”), when necessary, in the event of accident or emergency, or for repairs, additions, alterations, replacements or improvements, which in their reasonable judgment are necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. The Entities shall not be liable to Tenant in any way for any claims, damages, costs or expenses, directly or indirectly incurred, resulting from any use, interruption, curtailment or failure, or defect in the supply of gas or electric energy and/or water when prevented by exercising its right to stop service or by strikes, labor troubles or accidents or by any cause whatsoever beyond the control of said entities, or by failure of any public utility or any other company or the failure of independent contractors to perform or by laws, orders, rules and regulations of any Federal, state, county or municipal authority, or failure of suitable fuel supply, or inability by exercise of reasonable diligence to obtain suitable fuel supply or by exercise of reason of government preemption in connection with a national emergency or by reasons of the conditions of supply and demand which have been or are affected by war or other emergency or by reason of any requirement, act or omission of any of the Entities or others or for any other reason except their negligence or willful misconduct. The exercise of such right or such failure by the Entities shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or any abatement or diminution or rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon The Entities or their agents by reason of inconvenience, lost income or annoyance to Tenant, or injury to or interruption of Tenant’s business. Nothing stated herein to the contrary, in the event of interruption of services to Tenant not involving an emergency, Owner agrees to give Tenant reasonable notice of such interruption of services and to use all reasonable efforts to complete or cause to be completed the repairs, alterations, replacements or improvements expeditiously so as to minimize interruption of Tenant's business. Notwithstanding the foregoing, if Tenant is unable to use substantially all of the demised premises for its intended purpose for a period in excess of six (6) days, Tenant's rent shall abate for any such period in excess of six (6) days.

52.R    Neither Owner nor its agents have made any representations with respect to the leased property including, but not limited to, the condition of the demised premises, the condition of the Building in which the demised premises is located. Owner represents that it has the legal authority to enter into this Lease.

53.R    The Tenant shall look solely to the estate and property of the Entities in the demised premises or property relating to the demised premises for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by any of the Entities in the event of any default or breach of or by any of the Entities with respect to any of the terms, covenants and conditions of this Lease.

54.R    In the event Tenant shall be in default in the payment of rent reserved herein, or any item of additional rent herein mentioned, or a part of either, or in making any other payment herein required for a total of three (3) months, whether or not consecutive, in any twelve (12) month period, and Owner shall have served upon Tenant a petition and notice of petition to dispossess Tenant by summary proceedings, then, notwithstanding that such defaults have been cured prior to the entry of a judgment against Tenant, any further default pertaining to nonpayment by Tenant of rent shall be deemed to be deliberate and Owner may serve a written three (3) days’ notice of cancellation of this Lease upon Tenant and upon expiration of said three (3) days, this Lease and the term thereunder shall end and expire as fully and completely at the expiration of such three (3) day period as if the expiration of the three-day period was the day herein definitively fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as elsewhere provided in this Lease. The parties hereby agree that this shall be deemed a conditional limitation.

55.R    With respect to any provision of this Lease which provides, in effect, that any of the Entities shall not unreasonably withhold or unreasonably delay any consent or approval, the Tenant in no event shall be entitled to make nor shall Tenant make any claim for, and Tenant hereby waives any claim for money damages.

56.R    This Lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the Laws of the State of New York. All actions or proceedings relating, directly or indirectly to this Lease shall be litigated only in courts located in the State of New York.

57.R   Whenever any default, request, action or inaction by Tenant causes any of the Entities to incur attorney’s fees and any other costs or expenses, Tenant agrees that it shall pay for such fees, costs and expenses, including but not limited to reasonable attorney’s fees, within ten (10) business days of being billed therefor, which shall be deemed “additional rent.”

58.R   One or more waivers of any covenant or condition by Owner or any of the Entities or Tenant shall not be construed as a waiver of the further breach of the same covenant or condition, or of any other covenant or condition herein contained.

59.R   The Entities shall not be in default under this Lease in any respect unless the Tenant shall have given the relevant Entity written notice of the breach by hand delivery and within a reasonable period of time given the nature of the breach, and not to exceed thirty (30) days after notice, the Entity has not cured the breach or if the breach is such that it cannot reasonably be cured under the circumstances within such reasonable period of time, has not commenced to proceed to cure the breach.

60.R   Tenant covenants and agrees to obtain and maintain, at its sole cost and expense, all licenses and permits from any governmental authorities having jurisdiction thereof, necessary for the conduct of Tenant’s business in the demised premises and, Tenant will comply with all applicable laws, resolutions, or governmental authority having jurisdiction over the operation, occupancy, maintenance or use of the demised premises. Tenant shall indemnify and save the Entities and their agents and professionals harmless from and against any claims, penalty, loss, damage or expense including reasonable attorney’s fees imposed by reason of violation of any such applicable law or the rules and regulations of any such governmental authority having jurisdiction thereof pertaining to the proposed use by Tenant of the demised premises. Tenant shall have no claim against The Entities and their agents and professionals for any inconvenience suffered by Tenant by reason of any such work.

61.R   Upon reasonable notice, Tenant shall permit the relevant Entity and/or its agents, employees or designees to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires, in, to and through the demised premises (the “work”), as and to the extent that the Entity may reasonably now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Building in which the demised premises are located, and to comply with any and all requirements of Law. The Entities agree to use reasonable efforts to complete said work expeditiously so as not to unreasonably interfere with the operation of Tenant's business.

62.R   Subordination. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of any and all mortgages or consolidated mortgages which may now or hereafter affect the demised premises or the Condominium, or any part thereof, or the demised premises and other premises, and to any and all renewals, modifications, consolidations, replacements and extensions of any such mortgage or mortgages. Tenant shall within ten (10) business days of the Entities' demand acknowledge and deliver to the Entity, without expense to said Entities, any and all instruments that may be necessary or proper to subordinate this Lease and all rights hereunder to the lien or any such mortgage or mortgages and to each such renewal, modification, consolidation, replacement or extension. If Tenant shall fail at any time to execute, acknowledge and deliver any such subordination instrument, the Entities, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge and deliver the same as attorney in fact of Tenant and in Tenant's name, place and stead, and Tenant hereby irrevocably makes, constitutes and appoints the Entity, their successors and assigns, such attorney in fact for such purpose.

Owner agrees to (at no cost or expense to Owner) use reasonable efforts to obtain and deliver to Tenant as to any superior mortgage covering the real property of which the demised premises form a part, a non-disturbance agreement in form and substance customarily adopted by the holder of said mortgage. The liability of Owner to obtain said non-disturbance agreement shall not be deemed a default by Owner or impose any claim in favor of Tenant against Owner by reason thereof, or affect the validity of this Lease. The foregoing obligation of Owner is subject to the condition that Tenant (i) execute and deliver to such mortgagee a subordination and attornment agreement in form and substance customarily adopted by such mortgagee and (ii) reimburse Owner for all out-of-pocket expenses incurred by Owner in connection with obtaining and delivering any such agreements, including, but not limited to, reasonable attorneys' fees. Tenant agrees that Owner's obligation to use reasonable efforts under this paragraph shall be satisfied by the deliver of one (1) letter of request to any such mortgagee and further agrees that the form of subordination, attornment and non-disturbance agreement tendered by Owner's existing mortgagee shall be deemed acceptable to Tenant.

63.R   This Lease is subject to the Declaration of Condominium and the By-Laws of the Condominium.

64.R   Tenant shall, without charge, at any time and from time to time hereafter, within ten (10) business days after request of the -relevant Entity certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any such other person, firm or corporation specified, as to the validity and force and effect of this Lease, in accordance with its tenor, as then constituted, as to the existence of any default on the part of any party thereunder, as to the existence of any offsets, counterclaims or defenses thereto on the part of Tenant or as to any other matters reasonably requested. In the event that Tenant sublets or assigns in compliance with the terms of this lease, Owner agrees to provide the subtenant or assignee, as the case may be, with a written instrument duly executed and acknowledged stating that the lease is valid and in full force and effect and whether there exists any default on the part of Tenant or any claims thereto on the part of Owner or as to any other matters reasonably requested.

65.R   Hours of Operation: Tenant may operate its business twenty-four (24) hours a day with the understanding that the demised premises is located in a Building containing residential units and that the level of noise, including but not limited to, the playing of music, and hours of operation shall not interfere unreasonably with the residential owners' and occupants' quiet enjoyment.

66.R   Broker. Tenant represents and warrants that no broker other than Rosen and Jacobs Realty and New York Commercial Realty Services introduced Tenant to the Premises, proposed the making of the Lease, or initiated, further or perpetuated the negotiations between the parties hereto. Tenant indemnifies, defends and holds Owner harmless from any and all loss, cost or damage as a result of the claims of other brokers or agents claiming to have dealt with Tenant in connection with this Lease. Owner agrees to indemnify, defend and hold Tenant harmless from any and all loss, cost or damage as a result of the claims of any broker claiming to have dealt with Owner in connection with this Lease.

67.R   Access. Supplementing paragraph 13 of the form portion of this Lease, Tenant shall provide Owner with keys and any security code to the demised premises for purposes of the Entities having access to the demised premises in the event of an emergency, for which no notice to Tenant is required. In non-emergency situations, upon reasonable notice and at reasonable times, Tenant shall grant access for the purposes of inspection or repairs to the premises or for the purposes set forth in paragraph 13 all of which shall be conducted in a manner to minimize interference with Tenant's business. Tenant agrees to provide access to representatives of the utility companies for meter readings and the like and, in the event Tenant is not present, to allow access for such purpose.

68.R   Sidewalk. All deliveries shall take place after 8:00 a. m. (except for small parcels). Tenant shall closely supervise any deliveries and instruct any delivery vehicle to keep off of the sidewalk. Tenant acknowledges that there are vaults beneath the sidewalk and, in addition to any other remedies Owner of the Corporation or the Condominium may have in law or in equity, Tenant shall be subject to a $500.00 fine for any vehicle associated with Tenant's business that uses the sidewalk. Tenant will use diligent efforts not to allow delivery trucks delivering Tenant's merchandise to idle in front of the building. Tenant shall be responsible for and shall indemnify and defend the Entities against any and all loss, cost or damage relating to or arising from deliveries made to Tenant or the demised premises. No merchandise, boxed, receptacles or articles or fixtures of any kinds, nature or description are to be placed or stored at or upon the exterior front of the demised premises. All shipments and deliveries shall be made in compliance with applicable laws, rules and regulations. Tenant shall not obstruct the dock or sidewalk at any time during shipments or deliveries such that pedestrians or residents cannot use the dock or sidewalk.

69.R   Tenant shall be responsible for all security systems and security measures for the demised premises. Tenant shall obtain Owner's prior written consent, which shall not be unreasonably withheld or delayed, and shall submit to the Owner for approval plans or specifications for any such system. Tenant shall give Owner information needed to access the demised premises and to disable the alarm if it goes off and there is no emergency. Tenant shall give Owner a number where Tenant and the security company can be reached at all times to report that the alarm has sounded.

70.R   Tenant agrees that Tenant shall conform to the rules of Owner and to any additional rules adopted during the term of this Lease provided that a copy of such rules is provided to Tenant and conform to and comply with such rules and regulations as deemed necessary or proper to adopt for the safety, care, cleanliness or appearance of the Building or demised premises and for the comfort and safety of other residents or tenants.

71.R   Tenant shall be responsible to repair, maintain or replace the plumbing in the demised premises (but not the risers unless damage is caused by Tenant's acts or negligence); electrical serving the demised premises and any HVAC system inside or outside the demised premises serving the demised premises.

72.R   Mark Pruzanski hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Owner upon request); and he is executing this lease on behalf of Tenant, is an officer of Tenant and he is duly authorized to execute, acknowledge and deliver this lease to Owner (a copy of a resolution to that effect to be supplied to Owner upon request).

73.R   Notices pursuant to this lease shall be hand delivered to the specified premises or sent via overnight courier. Notices shall be deemed received upon delivery to the premises.

Notices to Tenant shall be sent to:

Intercept Pharmaceuticals, Inc.

18 Desbrosses Street, ground floor

New York, New York 10013

Attn: Mark Pruzanski

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004-1980

Attn: Pami Wexelman

Notices to Owner shall be sent to:

Greenwich-Desbrosses Realty LLC

c/o Andrews Building Corp.

666 Broadway, 12th Floor

New York, NY 10012

Attn: Anthony Milstein, Managing Agent

Notices to the Corporation shall be sent to:

C. True Building Corp.

c/o Andrews Building Corp.

666 Broadway, 12th Floor

New York, NY 10012

Attn: Anthony Milstein, Managing Agent

Notices to the Condominium shall be sent to:

The Romanoff Condominium

c/o Andrews Building Corp.

666 Broadway, 12th Floor

New York, NY 10012

Attn: Anthony Milstein, Managing Agent

Notices to Owner, Corporation or Condominium shall be copied to:

Hanley & Goble

233 Broadway Suite 2701

New York, NY 10279

Attn: Mary Ellen Goble, Esq.

[Signature page follows]

GREENWICH-DESBROSSES REALTY LLC

By:	/s/ Arne Svenson
	Arne Svenson	(“Owner”)
Managing Member

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Mark Pruzanski
	Mark Pruzanski, MD	(“Tenant”)

AMENDMENT TO THE LEASE DATED

DECEMBER 1, 2006 BY AND BETWEEN

GREENWICH-DESBROSSES REALTY LLC (“OWNER”)

AND INTERCEPT PHARMACEUTICALS, INC. (“TENANT”)

It is hereby agreed between the parties to amend Tenant's Security obligation under paragraph 41R of the Rider to the lease as follows:

1.     Unless Tenant has satisfied Tenant's obligations pursuant to paragraph 2 below within 3 business days of the Commencement Date of the lease, Tenant shall provide Owner with good funds totaling four (4) months' base rent (“Partial Security”).

2.     On or before December 31, 2007, Tenant shall either provide to Owner i) a Letter of Credit totaling twelve (12) months' base rent in a form reasonably acceptable to Owner or ii) additional funds totaling eight (8) months' base rent which shall be held by Owner, together with the Partial Security, as Security.

3.     In the event Tenant provides such Letter of Credit, Owner shall return to Tenant the Partial Security within two (2) weeks of Tenant providing Owner with said Letter of Credit.

4.     If Tenant provides Owner with additional funds totaling eight (8) months' base rent as provided herein, Tenant may exchange the Security for a reasonably acceptable Letter of Credit totaling twelve (12) months' base rent during the term of this lease.

5.     In the event Tenant does not strictly comply with the terms of this Amendment, in addition to any other remedies Owner may have, Owner may serve Tenant with a written three (3) days' notice of cancellation of this Lease upon Tenant and upon expiration of said three (3) days, this Lease and the term thereunder shall end and expire as fully and completely at the expiration of such three (3) day period as if the expiration of the three-day period was the day herein definitively fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as elsewhere provided in this Lease. The parties hereby agree that this shall be deemed a conditional limitation.

IN WITNESS WHEREOF, the parties hereto have set their names the day and year first above written.

GREENWICH-DESBROSSES			INTERCEPT PHARMACEUTICALS, INC.
REALTY LLC

By:	/s/ Arne Svenson		By:	/s/ Mark Pruzanski
	Arne Svenson	(“Owner”)		Mark Pruzanski, MD	(“Tenant”)
	Managing Member			President and Chief Executive Officer